UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

May 30, 2008

Brite-Strike Tactical Illumination Products, Inc.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

	26 Wapping Road Route 106 Kingston, MA 02364	95-4578632
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(781) 585-5509
(Registrant's telephone
number, including area code)

Global One Distribution and Merchandising, Inc.
5548 Lindbergh Lane
Bell, CA 90201
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 30, 2008, Brite Strike Technologies, Inc., (“Brite Strike”), Belmont Partners, LLC (“Belmont”), and Global One Distribution & Merchandising, Inc., (the “Company”) entered into a common stock purchase agreement (the “Agreement”), whereby Brite Strike purchased 43,000,286 shares of common stock of the Company which was equal to 50.01% in exchange for a cash payment of $222,500.

Pursuant to the Agreement, Belmont retained 4% of the issued and outstanding shares of the Company.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On May 30, 2008 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, Brite-Strike Technologies, Inc. purchased a total of 43,000,286 shares of issued and outstanding common stock of the Company from Belmont Partners, LLC, the majority shareholder of the Company, for an aggregate of $222,500 in cash. The total of 43,000,286 shares represented 50.01% of the shares of outstanding common stock of the Company at the time of transfer.  As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

o	As of May 30, 2008, Glenn Bushee, Sarah Bushee, Jack Lennon, Guy Tessen, and Jon Neal were nominated as Directors of the Company.

o	As of May 30, 2008, Glenn Bushee was appointed President of the Company, and Sarah Bushee was appointed as Secretary of the Company.

o
Joseph Meuse then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective May 30, 2008.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Joseph Meuse resigned as a member of the Company's Board of Directors effective as of May 30, 2008. Joseph Meuse also resigned as the Company's President, Chief Executive Officer, and Chairman of the Board, effective May 30, 2008. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Glenn Bushee was appointed President of the Company, and Sarah Bushee was appointed as Secretary of the Company.  Additionally, Glenn Bushee, Sarah Bushee, Jack Lennon, Guy Tessen, and Jon Neal were nominated as Directors of the Company.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 27, 2007, the Company filed with the State of Delaware an amendment to its Articles of Incorporation to increase its number of authorized shares to 100,000,000 shares of common stock with a par value of $0.01 per share, and 20,000,000 shares of Preferred Stock with a par value of $0.01 per share.

On July 17, 2008, the Company, pursuant to a majority vote of the Company’s shareholders filed a Certificate of Amendment to the Articles of Incorporation (the “Amendment”) changing the Company’s name to Brite-Strike Illumination Products, Inc.

ITEM 8.01 OTHER EVENTS.

On July 30, 2008, FINRA approved both the name change of Global One Distribution and Merchandising, Inc. to Brite-Strike Tactical Illumination Products, Inc. and the reverse split.  The Company’s symbol (previously quoted on the Pink Sheets under stock symbol GOBA.PK) changed to BSTI.PK.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS
3.1	Amended Articles of Incorporation for the Increase of Authorized Shares
3.2	Amended Articles of Incorporation for the name change to Brite-Strike Tactical Illumination Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BRITE-STRIKE TACTICAL ILLUMINATION PRODUCTS, INC.

Date: August 8, 2008	By:	/s/ Glenn Bushee
Glenn Bushee
Chief Executive Officer and Director